Exhibit 10.1
AMENDMENT 1
TO THE
MOOG INC. SUPPLEMENTAL RETIREMENT PLAN
(As amended and restated, effective January 1, 2013)

WHEREAS, the Moog Inc. Supplemental Retirement Plan (the “Plan”) was amended and restated effective January 1, 2013; and
WHEREAS, the Company now wishes to amend the Plan.
NOW, THEREFORE, the Plan is hereby amended, effective July 31, 2015, as follows:
1.    Section 2.3 is amended by adding the following subsection (d) to the end thereof:
(d)    Warren Johnson will become 100% fully vested in and eligible for Benefits under Articles 3 and 4 of the Plan as of July 31, 2015.
2.    Article 3 is amended by deleting the last sentence of Section 3.4 and adding the following Section 3.9 to the end thereof:
Section 3.9.    In-Service Distributions of Benefits. If distribution of Benefits under the Plan with respect to a Participant who is still employed by the Company has commenced as of the end of any fiscal year, then, regardless of the Participant’s age, any additional accruals to which the Participant may be entitled under the Plan by virtue of his or her continued employment will be reduced (but not below zero) by the actuarial equivalent of the in-service distributions of Benefits.

Dated:	July 28, 2015	Moog Inc.
		By:	Gary A. Szakmary
Vice President